THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Lincoln Level Advantage Product Suite

Prospectus Supplement dated October 8, 2021

This Supplement outlines a change to your latest prospectus. All other provisions outlined in your prospectus remain unchanged. This Supplement is for informational purposes only and requires no action on your part.

Effective immediately, 1300 South Clinton Street, Fort Wayne, Indiana, 46802 has been changed to 1301 South Harrison Street, Fort Wayne, Indiana, 46802.

Please retain this supplement for future reference.